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                                                                    EXHIBIT 99.1
                                                                    ------------

            WINTHROP RESIDENTIAL ASSOCIATES I, A LIMITED PARTNERSHIP
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                            FORM 10-QSB JUNE 30, 2002
                            -------------------------


SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF THE PARTNERSHIP AGREEMENT


1. Statement of Cash Available for Distribution for the three months ended June 30, 2002:

        Net Loss                                                   $   (29,000)
        Add:  Equity in loss of Local Limited Partnership               16,000
              Cash from reserves                                        13,000
                                                                   -----------

        Cash Available for Distribution                            $        --
                                                                   ===========

2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended June 30, 2002:

          Entity Receiving           Form of
            Compensation           Compensation               Amount
        --------------------    ------------------      -------------------

                None






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